SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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INFORTE CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFORTE CORP.
NOTICE OF STOCKHOLDERS’ ANNUAL MEETING
APRIL 26, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that Inforte Corp.’s 2007 stockholders’ annual meeting will be held on April 26, 2007, at 9:00 a.m. central daylight time, via the Internet at www.inforte.com, for the following purposes as more fully described in the proxy statement accompanying this notice:

1.	To elect two class I directors to the board of directors for a term of three years expiring upon the 2010 annual meeting of stockholders or until a successor is elected;

2.	To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.	To ratify the amendment of the Amended and Restated Inforte Corp. 1997 Incentive Compensation Plan to extend its term until December 31, 2017; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 15, 2007, are entitled to receive notice of and to vote during the meeting.

All stockholders are cordially invited to attend the annual meeting which will be held on an electronic basis only. However, to assure your representation at the meeting, you are urged to vote as soon as possible. All stockholders may vote by mail, by telephone or over the Internet. If telephone or Internet voting is available to you, Inforte encourages these faster and less costly methods. Stockholders attending the electronic meeting may vote during the meeting by faxing their completed proxy form to (312) 540-0067 prior to the close of voting.

The list of stockholders of record, entitled to vote at the meeting, will be made available during the meeting via the Internet from the main investor relations web page of Inforte Corp.’s website at www.inforte.com/investor.

Sincerely,

Stephen Mack
Chief Executive Officer

Chicago, Illinois
March 23, 2007

INFORTE CORP.
PROXY STATEMENT FOR 2007 STOCKHOLDERS’ ANNUAL MEETING
APRIL 26, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of our board of directors for use related to our 2007 stockholders’ annual meeting to be held on April 26, 2007 at 9:00 a.m. central daylight time, or at any adjournments or postponements thereof, for the purpose set forth in this proxy statement and in the accompanying notice of stockholders’ annual meeting. The meeting will be held completely on an electronic basis. To access the live webcast of the meeting go to www.inforte.com at least 30 minutes prior to the meeting start time to register. Our telephone number is (312) 540-0900.

These proxy solicitation materials were mailed or delivered electronically on or about March 30, 2007 to all stockholders entitled to vote.

RECORD DATE; OUTSTANDING SHARES

Stockholders of record at the close of business on March 15, 2007 (the “record date”) are entitled to receive notice of and vote during the meeting. On the record date, 11,733,567 shares of our common stock, $0.001 par value, were issued and outstanding and held by 1,557 stockholders.

REVOCABILITY OF PROXIES

Stockholders may change their vote by revoking a proxy prior to the close of voting in one of four ways:

1.	Deliver written notice to Inforte’s corporate secretary that you are revoking your proxy;

2.	Submit another proxy with a later date;

3.	Submit another proxy by telephone or Internet after you have provided an earlier proxy; or

4.	Fax your completed proxy to (312) 540-0067 during the meeting.

VOTING AND SOLICITATION

Every stockholder of record on the record date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. Stockholders will not be allowed to cumulate their votes in the election of directors.

We will bear the cost of soliciting proxies. We may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, personally, by Internet, by telephone or by fax.

QUORUM; ABSENTATIONS; BROKER NON-VOTES

Votes cast by proxy or via fax during the meeting will be tabulated by the inspector of elections and ADP Investor Communication Services. The inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of shares which are entitled to vote and which are present or represented by proxy at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. Since our meeting is entirely electronic, the affirmative vote will be determined by a majority of shares represented by proxy.

The inspector will treat shares that are voted “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum but will not treat these as votes in favor of or opposed to the matter submitted to the stockholders for a vote. All proxies will be voted as directed. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two class I directors, for the ratification of the appointment of the designated independent registered public accounting firm, to extend the term of the Amended and Restated Inforte Corp. 1997 Incentive Compensation Plan until December 31, 2017, and on such other matters that may properly come before the meeting, as the case may be, with respect to the items not marked.

If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. We believe that the tabulation procedures to be followed by the inspector are consistent with the Delaware statutory requirements concerning voting of shares and determination of a quorum.

SELECTING CANDIDATES TO SERVE ON THE BOARD OF DIRECTORS

The Nominating Committee recommends nominees to serve as directors for the next year. The board of directors is soliciting proxies to elect these individuals. Messrs. Hogan and Kurzweil, who are currently nominated for the class I director positions, have been determined to be “independent” under applicable NASDAQ rules defining director independence. Board members also determined to be independent are Messrs. Bundy and Taylor, whose terms of office will continue after the annual meeting. A copy of the Nominating Committee’s charter is not located on our website, but is attached as Exhibit III. All of the members of the Nominating Committee are “independent” as defined in NASDAQ listing standards.

The Nominating Committee has adopted a policy pursuant to which a stockholder who has owned at least 1% of our outstanding shares of common stock for at least one year may recommend a director candidate that the Nominating Committee will consider when there is a vacancy on the board either as a result of a director resignation or an increase in the size of the board. Such recommendation must be made in writing addressed to the Chairperson of the Nominating Committee at our principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. For the 2008 annual meeting, such notice must be received by no later than November 23, 2007. Although the Nominating Committee has not formulated any specific minimum qualifications that it believes must be satisfied by a nominee that the Nominating Committee recommends to the board, the factors it will take into account may include, but not be limited to, strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as outlined in the Nominating Committee charter. The Nominating Committee identifies board member candidates by searching our existing executive and board member business networks, considering our management recommendations and by surveying the general business community for individuals who have skills and experience that may benefit us. Candidates meeting the minimum qualifications interview in person with management and select board members prior to final evaluation by the Nominating Committee. The Nominating Committee does not believe that there will be any differences between the manner in which it evaluates a nominee recommended by a stockholder and the manner in which it evaluates nominees recommended by other persons.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders desiring to communicate with a director, the non-management directors as a group or the full board may address such communication to the attention of our secretary at our executive offices and such communication will be forwarded to the intended recipient or recipients.

DIRECTOR ATTENDENCE AT ANNUAL MEETINGS

We have not adopted a formal policy that each director must attend each annual meeting of stockholders, although directors are encouraged to do so. Three of the seven members of the board of directors attended last year’s annual meeting of stockholders that was held on April 27, 2006.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals which are intended to be presented at our 2008 annual meeting must be received by our corporate secretary no later than November 23, 2007 in order to be included in the proxy statement and form of proxy for that meeting. Stockholder proposals which are not to be included in our proxy statement for the 2008 annual meeting will be considered untimely if not received by November 23, 2007, and the persons named as proxies solicited by our board of directors for the 2008 annual meeting may exercise discretionary voting power with respect to any such proposal not submitted by that deadline.

SECURITY OWNERSHIP

The following tables set forth the beneficial ownership of our common stock as of March 15, 2007 by (i) each of the executive officers named in the table under “Executive Compensation-Summary Compensation Table,” (ii) each director and nominee, (iii) all current directors and executive officers as a group and (iv) all persons known to us, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934 to be the beneficial owners of more than 5% of our common stock. Total shares outstanding as of March 15, 2007 were 11,733,567. The column entitled “Options Exercisable Within 60 Days” consists of shares of common stock subject to options exercisable or currently exercisable within 60 days of March 15, 2007, which are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options. Unless indicated otherwise below, each stockholder named in the table has sole voting and investment power of the shares beneficially owned, subject to community property laws.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

	Shares of Common	Options		Percentage
	Stock Including	Exercisable		of Total Shares
	Restriced Stock	Within 60 Days	Total	Outstanding
Non-employee directors
and nominees
Philip S. Bligh (1)	2,349,200	—	2,349,200	20.0%
Harvey H. Bundy III	38,071	20,750	58,821	*
Thomas E. Hogan	16,780	7,500	24,280	*
Ray C. Kurzweil	4,265	45,000	49,265	*
Daniel J. Taylor	7,274	—	7,274	*

Named Executive Officers
Stephen Mack (2)	1,098,566	—	1,098,566	9.4%
Nick Heyes (3)	89,932	84,750	174,682	1.5%
William Nurthen (4)	18,404	4,750	23,154	*

Directors and Executive
Officers As a Group
(8 persons)	3,622,492	162,750	3,785,242	31.2%

* Less than 1% of the outstanding shares of common stock.

(1)	Mr. Bligh served as chief executive officer through January 2005. He is currently chairperson of the board of directors.

(2)	Mr. Mack was appointed chief executive officer in March 2006. He has previously served as a chief operating officer until December 2003.

(3)	Mr. Heyes was appointed chief operating officer and president in February 2007. He has previously served as chief financial officer and secretary until he was succeeded by Mr. Nurthen.

(4)	Mr. Nurthen was appointed chief financial officer in February 2007 and secretary in March 2007.

CERTAIN STOCKHOLDERS

The following table provides certain information as of December 31, 2006 with respect to any person who is known to us to be the beneficial owner of more than five percent (5%) of the common shares, our only class of voting securities. As defined in Securities and Exchange Commission Rule 13d-3, "beneficial ownership" means essentially that a person has or shares voting or investment decision power over shares. It does not necessarily mean that the person enjoyed any economic benefit from those shares. The information included in the table is from Schedules 13G as filed by (i) Royce & Associates, LLC (ii) Dimensional Finds Advisors LP and (iii) Columbia Management Group, LLC jointly with Bank of America Corporation.

	Shares of	Percentage
Name	Common Stock Beneficially	of Total Shares
and Address	Owned	Outstanding

Royce & Associates, LLC
1414 Avenue of the Americas,
New York, NY 10019	1,090,600	9.22%

Dimensional Finds Advisors LP (1)
1299 Ocean Avenue 11th Floor
Santa Monica, CA 90401	1,018,627	8.61%

Columbia Management Group, LLC
Columbia Management Advisors LLC
100 Federal Street
Boston, MA 02110, jointly with
Bank of America Corporation
100 North Tryon Street, Floor 25,
Bank of America Corporate Center,
Charlotte, NC 28255	798,700	6.75%

(1)

Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over our securities that are owned by the Funds, and may be deemed to be the beneficial owner of our shares held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

DIRECTORS AND NOMINEES FOR DIRECTOR

Our certificate of incorporation and amended bylaws currently authorize eight persons to serve on our board of directors, divided into three classes serving staggered three-year terms. Currently there are two directors in class I, one director in class II and three directors in class III. Two individuals have recently been nominated by the Nominating Committee to serve as members of the board of directors. These two candidates are current class I directors whose current three-year terms are expiring this year. These individuals are to be elected at the April 26, 2007 annual meeting. The class I directors elected at the 2007 meeting will hold office until the 2010 annual meeting, or until their successors have been duly elected and qualified. The class II and III directors will be elected at our 2008 and 2009 annual meetings, respectively.

In the event that any nominee becomes unavailable or declines to serve as a director at the time of the meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. It is not expected that the nominees will be unavailable to serve.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

The following table sets forth information concerning the nominees for election as class I directors at the meeting, including information as to such nominee’s age as of the record date and position with Inforte.

CLASS I DIRECTORS

NAME OF NOMINEE	AGE	POSITION
Thomas E. Hogan (1)(3)	47	Director
Ray C. Kurzweil (2)	58	Director

(1)	Present member of Audit Committee
(2)	Present member of Compensation Committee
(3)	Present member of Nominating Committee

Thomas E. Hogan, director of Inforte since April 2004, is a senior vice president and head of the software business unit of Hewlett-Packard Development Company, L.P. He served as president and chief executive officer of Vignette Corporation from July 2002 to February 2006 and as director since April 2001. Before that Mr. Hogan served as chief operating officer from April 2001 to July 2002. From March 1999 to March 2001, Mr. Hogan served in various roles at Siebel Systems, Inc., including most recently as senior vice president of Worldwide Sales and Operations. Prior to his employment at Siebel Systems, Mr. Hogan worked at IBM Corporation from January 1982 to March 1999, where he held several executive posts, including vice president of Midrange Systems, vice president of sales, Consumer Packaged Goods and vice president, sales operations. Mr. Hogan also serves on the board of Vastera, Inc., a global trade management company. Mr. Hogan received his Bachelor of Sciences degree in Biomedical Engineering from the University of Illinois and his Masters of Business Administration degree in finance and international business with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University.

Ray C. Kurzweil, a director of Inforte since February 2000, is chairperson and chief executive officer of Kurzweil Technologies, Inc., a software development firm he founded in 1995. Mr. Kurzweil was the principal developer of many advanced technologies, including the first omni-font optical character recognition, the first print-to-speech reading machine for the blind, the first CCD flat-bed scanner, the first text-to-speech synthesizer, the first music synthesizer that could recreate acoustical instruments, and the first commercially marketed large vocabulary speech recognition software. Mr. Kurzweil successfully founded and developed nine artificial intelligence businesses. Mr. Kurzweil’s numerous awards include the 1999 National Medal of Technology, the nation’s highest honor in technology, received from President Clinton, and the $500,000 MIT-Lemelson Prize for Invention in 2001. His book, The Age of Intelligent Machines, was named Best Computer Science Book of 1990. His best-selling book, The Age of Spiritual Machines, When Computers Exceed Human Intelligence, achieved #1 status on Amazon.com in the categories of science and artificial intelligence. Mr. Kurzweil holds a B.S. in computer science and literature from the Massachusetts Institute of Technology, and has been awarded eleven honorary doctorates. Mr. Kurzweil serves as a director of FatKat Inc. and United Therapeutics.

VOTE REQUIRED

The nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter will be elected as the class I directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

The following tables set forth information concerning the directors whose terms of office continue after the meeting, including information as to each director’s age as of the record date and position with Inforte.

NAME OF DIRECTOR	CLASS	AGE	POSITION
Stephen Mack	II	41	CEO and Director
Philip S. Bligh	III	39	Chairperson
Harvey H. Bundy, (1)(2)(3)	III	62	Director
Daniel J. Taylor (1)(2)	III	50	Director

(1)	Present member of Audit Committee
(2)	Present member of Compensation Committee
(3)	Present member of Nominating Committee

Stephen Mack joined Inforte in October 1994 and has served as a director since that time. Mr. Mack was appointed president and chief executive officer in March 2006. In February 2007 Mr. Nick Heyes was appointed Inforte’s chief operating officer and president with Mr. Mack continuing to serve as chief executive officer. He also served as Inforte’s chief operating officer and president from October 1994 to November 2003. Before joining Inforte, from February 1988 to October 1994, Mr. Mack worked at Accenture, where he was, most recently, a project manager responsible for the design and implementation of enterprise-wide operational and decision support systems for large, multinational corporations. Mr. Mack holds a Master’s degree in engineering and management from the University of Birmingham, United Kingdom.

Philip S. Bligh co-founded Inforte and has served as chairperson of the board of directors of Inforte since inception in September 1993. Mr. Bligh also served as chief executive officer from Inforte’s founding through January 2005. Before founding Inforte, Mr. Bligh served in various technology consulting roles for Accenture from October 1988 to February 1991 and as a project manager for Systems Software Associates, an enterprise software provider, from April 1991 through Inforte’s founding. Mr. Bligh holds a B.S. in chemical engineering from University College London, England.

Harvey H. Bundy, joined Inforte as a director in 2002. Mr. Bundy is a principal at William Blair & Company, LLC. Since 1998 he has been a portfolio manager in that firm’s Investment Management Department, with responsibility for the portfolios of institutional clients focused on small and mid-cap stocks. From 1987 through 1997 he served as the Director of Research for William Blair & Company’s Research Department and as a member of the firm’s Executive Committee. Mr. Bundy joined William Blair & Company in 1968, initially in the Corporate Finance Department. He transferred to research in 1970 and served as a securities analyst between 1970 and 1980. In 1980 Mr. Bundy joined Combined Insurance Company of America (now Aon) as senior vice president for corporate development. In 1982 Mr. Bundy returned to William Blair. Mr. Bundy has served as a director of Safesite Corporation and The Ravenswood Corporation. Mr. Bundy graduated from Yale University in 1966 and the Amos Tuck School of Business Administration at Dartmouth College in 1968.

Daniel J. Taylor was approved as a member of the board of directors in October 2005. Mr. Taylor currently serves as an executive for Tracinda Corporation. He served as president of Metro-Goldwyn-Mayer Studios Inc. (MGM) from April 2005 to January 2006 with responsibility for overseeing all operations of the independent, privately held MGM. Prior to his appointment as president, Mr. Taylor was senior executive vice president and chief financial officer. In this role, he oversaw all financial functions of the company, as well as its worldwide post-theatrical distribution and information services, while playing a key role as a member of the management team responsible for MGM's overall corporate strategy and business development. Mr. Taylor rejoined MGM in August 1997 as executive vice president – corporate finance. Prior to his most recent tenure at MGM, he served as an executive for Tracinda Corporation from May 1991 to July 1997. Mr. Taylor was appointed a director of MGM MIRAGE in March 2007. Earlier in his career, he had been at MGM from 1985 to 1991, after beginning his association with the company in 1983 while working at Arthur Andersen & Co. as a senior tax manager.

There are no family relationships among any directors of Inforte.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Our board of directors held a total of eight meetings during 2006.

The Audit Committee currently consists of three directors, Messrs. Harvey H. Bundy, Thomas E. Hogan and Daniel J. Taylor. Mr. Bundy is the chairperson of this committee. The Audit Committee met seven times during 2006. The Audit Committee meets with our independent accountants to review the adequacy of our internal control system and financial reporting procedures, reviews the general scope of our annual audit and reviews and monitors the services provided by our independent accountants. The Audit Committee’s duties and responsibilities are more fully described in the written charter that is attached as Exhibit I.

The Compensation Committee currently consists of three directors, Messrs. Harvey H. Bundy, Ray C. Kurzweil and Daniel J. Taylor. Mr. Taylor is the chairperson of this committee. The Compensation Committee met six times during 2006. The Compensation Committee sets the level of compensation of executive officers and advises management with respect to compensation levels for key employees. The Compensation Committee also administers our equity compensation plans. The Compensation Committee’s purpose is more fully described in the written charter that is attached as Exhibit II.

The Nominating Committee, which currently consists of directors Harvey H. Bundy and Thomas E. Hogan, met two times during 2006. Mr. Hogan is the chairperson of this committee. The Nominating Committee’s responsibilities include the selection of potential candidates for director; the recommendation of candidates to the board of directors; and the determination of the appropriate membership for each board committee. The Nominating Committee’s purpose is more fully described in the written charter that is attached as Exhibit III.

Consistent with the NASDAQ listing requirements, the independent directors regularly have the opportunity to meet without Messrs. Bligh and Mack in attendance.

Directors’ attendance to our full board meetings in 2006 was as follows:

Director’s Name	% of Board Meetings Attended in 2006
Philip S. Bligh	100%
Harvey H. Bundy III	88%
Thomas E. Hogan	50%
Ray C. Kurzweil	88%
Stephen Mack	100%
Al Ries (1)	100%
Daniel J. Taylor	88%

(1)      Mr. Ries served as a director through January 2007.

REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

The Compensation Committee (“Committee”) has the exclusive authority to establish the level of salary payable to our chief executive officer and certain other executive officers. The Committee establishes general compensation policies as well as specific compensation plans, performance goals and compensation levels for executive officers and members of the board of directors. The Committee is also responsible for administration of the incentive compensation plan and the employee stock equity plans and for approving the individual bonus programs for the chief executive officer and certain other executive officers. The Committee is comprised solely of three independent, non-employee directors, Messrs. Bundy, Kurzweil and Taylor, with Mr. Taylor being the Chairperson.

More specifically, the purpose of the Committee is to assist the board of directors in discharging its responsibilities relating to executive selection, retention and compensation and succession planning. The specific functions of the Committee include, among other things:

  Reviews our overall compensation philosophy.

  Reviews and approves corporate goals and objectives relevant to the chief executive officer and other executive officer compensation.

  Evaluates the performance of the chief executive officer and other executive officers in light of those criteria and, based on such evaluation, reviews and approves the annual salary, bonus, stock options and other benefits, direct and indirect, of the chief executive officer and the other executive officers.

  In determining the long-term component of compensation of the chief executive officer and the other executive officers, the Committee considers various evaluation criteria, including our performance and relative stockholder return, the value of similar incentive awards to chief executive officers and other executive officers at comparable companies, and the awards given to our chief executive officer and other executive officers in past years.

  In connection with executive compensation programs, the Committee:

  reviews and recommends to the board of directors, or approves, new executive compensation programs;

  reviews on a periodic basis the operations of our executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s); and

  establishes and periodically reviews policies for the administration of executive compensation programs.

  Periodically reviews the perquisites offered to senior management personnel.

  Reviews and recommends to the board of directors compensation of directors as well as directors’ and officers’ indemnification and insurance matters.

  Reviews and recommends to the board of directors, or approves, any contracts or other transactions with current or former executive officers of Inforte, including consulting arrangements, employment contracts, and severance or termination agreements.

  Reviews and makes recommendations to the board of directors with respect to our incentive-compensation plans and equity-based plans. The Committee has and exercises all the authority of the board of directors with respect to the administration of such plans.

  Makes recommendations to the board of directors with respect to the establishment of new incentive compensation plans and equity-based plans.

  Reviews and approves all of our equity compensation plans that are not otherwise subject to the approval of our stockholders.

  Reviews and makes recommendations to the board of directors, or approves all awards pursuant to our equity-based plans.

  Monitors compliance by executive officers with the rules and guidelines of our equity-based plans.

  Reviews employee pension, profit sharing and benefit plans applicable to senior management personnel.

  Prepares annually a report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission.

  Reports regularly to the board of directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the board of directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

  Maintains minutes or other records of meetings and activities of the Committee.

The Committee has authority to retain executive compensation consulting firms and other consultants, including outside financial and legal advisors, to assist it in meeting any of the above obligations, as necessary and appropriate, and to ensure that we provide appropriate funding to pay the fees and expenses of such advisors.

In this context, the Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

During the year ended December 31, 2006 the Committee held six meetings and routinely reported its activities to the full board of directors. Items of particular interest considered at these meetings included: (i) approval of all equity grants; (ii) review of executive compensation and approval of vesting under the performance-based restricted stock plan; and (iii) approval of a modification to the GTS Consulting Inc. Stock Purchase Agreement.

Compensation Committee

Harvey H. Bundy
Ray C. Kurzweil
Daniel J. Taylor, Chairperson

COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION PHILOSOPHY

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to support the achievement of our business and performance objectives. The program is mainly designed to:

  Attract, motivate and retain a highly capable and performance-focused executive team;

  Promote a culture of employee owners whose financial interests are aligned with those of our stockholders;

  Reward performance of each executive based on their individual performance and our overall performance; and

  Efficiently manage the potential dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

The Committee’s principal objective is to align executive compensation with long-term stockholder value. To achieve that objective, executive compensation has various components, including:

  base salary,

  cash bonus, and

  equity-based compensation.

Process for Determining Executive Compensation

The Committee is responsible for establishing and monitoring adherence to our compensation programs. When setting executive compensation, the Committee applies a consistent approach for all executive officers. It intends that the combination of elements of executive compensation closely aligns the executive’s interest with those of the stockholders. Target total compensation is comprised of base salary, quarterly and annual cash bonus and long-term incentive compensation in the form of equity grants. As a general rule, the Committee reviews and adjusts executive target total compensation levels annually in January; however, compensation is also reviewed and sometimes adjusted in July as part of our semi-annual performance review process.

We begin the annual process by reviewing each executive’s target total compensation in relation to comparably sized companies based on general industry data. These targets are used by the Committee when setting target total compensation for the chief executive officer and other executive officers. Additionally, the Committee also reviews executive compensation relative to our employees and members of the management team. Lastly, the Committee exercises appropriate business judgment, reviewing additional facts and circumstances when determining total compensation for executive officers.

A recommendation for the target total compensation of our executive officers, including the chief executive officer and the chief financial officer, is made by the Chairperson after reviewing the executive’s and our performance in conjunction with the executive’s responsibility and experience. The compensation package for the other executive officers, including the chief executive officer and the chief financial officer, is established by the Committee based on the recommendation of the Chairperson to the Committee and in consideration of the executive officer’s individual responsibility, experience and overall performance.

Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set. However, the Committee does review when granting equity awards both individual performance and the number of outstanding and previously granted equity awards.

Although we and the Committee establish total compensation based on target performance, actual total compensation can vary based on our actual performance. A large proportion of the chief executive officer’s and chief financial officer’s total compensation in 2006 was variable based on performance, which constitutes pay at risk. Mr. Heyes and Mr. Sutton had performance-based restricted stock grants and both, along with Mr. Mack, participated in a target-based cash bonus plan.

Base Salary

Base salary is intended to compensate executives for services performed throughout the year. Base salary is primarily set below the median for similar positions at comparable companies with the intent of utilizing bonus and stock incentive compensation to compile an overall competitive compensation package. In setting base salary, the Committee also considers the executive officer’s base salary relative to other employees and members of the management team.

Bonus

The bonus plan is typically established at the beginning of the fiscal year and is primarily structured around a defined bonus target level for each executive officer and the achievement of short-term performance goals that relate to stockholder value. For each executive officer, an overall bonus target level is defined and a set of performance goals is established. The intent of the bonus plan is to reward the achievement of these defined goals. The bonus has both quarterly and annual components. Bonuses to executive officers are both approved by the Committee and paid on a quarterly basis. The final quarterly bonus payment factors in adjustments for the achievement of any targets that are annual in nature. Each executive officer has bonus goals that consist of team goals and individual specific goals. Team goals may be based upon things such as net revenues and operating margin. Individual goals may be based upon projects or initiatives that are specific to an executive officer. For the purposes of determining bonus payment, these goals are weighted differently depending upon our strategic focus. Lastly, in determining final bonus payments, the Committee also considers the difficulty in achieving specific goals, unforeseen factors affecting the achievement of specific goals and the overall contribution of the executive officer in activities outside the defined set of goals.

Bonus Awarded

Annual targets for Mr. Mack and Mr. Heyes were set at $250,000 for 2006. Mr. Mack’s target was pro-rated to $125,000 as he joined as our chief executive officer and president in March 2006 and did not go on a bonus plan until July 2006. Targets were set based upon net revenues, operating margin and individual specific targets. Mr. Mack received 30% of his pro-rated target and Mr. Heyes received 54% of his target. Mr. Sutton did not receive any cash bonus in 2006. Mr. Mack voluntarily elected not to receive a cash bonus related to the fourth quarter performance goals.

Stock Incentive Program

Our equity programs are intended to provide incentive for the achievement of our long-term goals. Our equity programs also act as a retention tool for key employees. We utilize both restricted stock and stock options, with a primary emphasis on restricted stock. There is no set formula for granting awards. The amount of an executive officer award is generally determined on a basis relative to other employees and members of the management team. The value of the awards is calculated internally. For restricted stock, the value of the award is determined by multiplying the number of shares granted by the closing price of our common stock on the NASDAQ Stock Market on the business day preceding the grant date. For stock options, a Black-Scholes valuation is performed. At times, employees may be given a choice of choosing a grant of stock options or an equivalent grant of restricted stock. Equity awards typically vest in equal increments over 2 to 5 years. Stock option life ranges from 5 to 10 years.

Process and Timing for Granting Equity Awards

Our equity awards are issued under the 1997 Inforte Corp. Incentive Compensation Plan. The issuance of equity awards is primarily concentrated around the following dates:

  our semi-annual promotion cycle in January,

  our semi-annual promotion cycle in July, and

  an individual’s hire date.

The strike price for stock option grants is the closing price of our common stock on the NASDAQ Stock Market on the business day preceding the grant date. In some instances, the Committee has approved option grants with a strike price based on the closing price of our common stock on the grant date. The Committee has set pre-approval guidelines for our executive officers for the granting of equity awards to non-officer employees. All officer grants must be pre-approved by the Committee. On a quarterly basis, the Committee reviews and ratifies all equity compensation awards issued within the prior quarter.

Stock Incentive Awards

In 2006, stock options totaling 40,000 shares were granted to officers and directors. This totaled 9% of the total stock options granted to all employees and non-employee directors in 2006. In 2006, restricted stock totaling 29,832 shares were granted to officers and directors. This totaled 7% of the total restricted stock granted to all employees and non-employee directors in 2006.

On October 1, 2005, the Committee approved a bonus plan that provided incentives to a small group of our officers and senior-level employees, including Mr. Nick Heyes, the chief financial officer at this time. Grants of restricted stock under this bonus plan vest based on the achievement of profitability targets established by the Committee and the lapse of designated vesting periods during which recipients must remain employed by us. Initially 167,064 shares were granted to Mr. Heyes. As of December 31, 2006, he had 16,871 shares vested as to performance and 83,368 were cancelled because of inability to meet the set profitability targets.

Perquisites

Perquisites do not comprise a significant portion of our executive compensation and we limit the perquisites that we make available to our executive officers. The perquisites provided in 2006, were as follows:

  Mr. Sutton received $6,480 towards a club membership

  Mr. Mack received $700 a month for corporate health insurance benefits

  All executive officers that participated in our 401(k) plan received matching funds of up to $1,000, the maximum amount of employer’s contribution available to all of our employees participating in the 401(k) plan

Our health and insurance plans are materially the same for all employees. We do not provide pension arrangements or post retirement health coverage for any executive officers or employees.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to our chief executive officer or any of our other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our stock incentive plans to qualify income received upon the exercise of stock options granted under those plans as performance-based compensation. The Committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation program in a manner designed to permit unlimited deductibility for federal income tax purposes.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table represents all fiscal year 2006 elements of compensation for our named executive officers (“NEOs”), including:

  Base salary earned;

  Bonus earned under the executive bonus plan;

  Fair value of incentive stock options, in accordance with FAS 123R, for grants in 2006 as well as prior years; and

  Fair value of restricted stock and performance-based restricted stock, in accordance with FAS 123R, for grants in 2006 as well as prior years.

The All Other Compensation column represents the sum of the values of:

  Perquisites and other personal benefits;

  Our contributions to defined contribution plans; and

  Additional compensation in lieu of health insurance premiums.

						Non-Equity
					Option	Incentive Plan	All Other
	Year	Salary ($)		Bonus ($)	Awards ($)	Compensation ($)(1)	Compensation ($)	Total ($)

Stephen Mack, CEO	2006	$231,771		$—	$—	$37,240	$7,300	$276,311

Nick Heyes, COO and
President (2)	2006	$239,583		$—	$95,712 (3)	$135,027	$1,000	$471,322

William Nurthen, CFO
and Secretary (4)	2006	$140,000		$26,756	$—	$—	$1,000	$167,756

David Sutton, CEO
and President (5)	2006	$654,545	(5)	$—	$—	$—	$6,480	$661,025

(1)

Amounts earned by the chief executive officer and chief financial officer during 2006 under the executive bonus plan. These awards are earned based on the following formula: 30% on the achievement of individual objectives and 70% on company performance.

(2)	Mr. Heyes served as chief financial officer and secretary during 2006 and was appointed chief operating officer and president in February 2007.

(3)

Mr. Heyes was granted incentive stock options vesting ratably over 5 years on the anniversary of the grant date. The options were granted at the closing price of our common stock on the grant date. Compensation expense related to this grant was $9,363 in 2006. Assumptions used in the calculation of this amount are included in footnote 2 to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007.

(4)	Mr. Nurthen served as treasurer and vice president of finance in 2006 and was appointed chief financial officer in February 2007 and secretary in March 2007.

(5)

Mr. Sutton resigned in March 2006 and under the terms of a separation agreement received consideration in an amount equal to six months’ base salary (i.e., $150,000); a fee of $50,000 for his services as a strategic advisor; as well as a cash payment of $400,000 for all Mr. Sutton’s unvested shares of restricted stock and vested stock options.

GRANTS OF PLAN-BASED AWARDS

We granted plan based awards to our chief executive officer and chief financial officer during 2006 under the executive bonus plan. Awards earned can range from 0% to 100% of the maximum amounts and are presented in the Summary Compensation Table above.

								All Other
		Estimated Future Payments Under			Estimated Future Payouts Under			Option Awards:
		Non-Equity Incentive			Equity Incentive			Number of	Exercise or
		Plan Awards			Plan Awards (1)			Securities	Base Price
								Underlying	of Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards
	Date	($)	($)	($) (1)	(#)	(#)	(#)	(#)	($/sh) (2)

Stephen Mack	7/27/2006	$—	$250,000	$—	—	—	—	—	$ —

Nick Heyes (2)	7/06/2006	$—	—	$—	—	—	—	40,000	$4.85

Nick Heyes	7/27/2006	$—	$250,000	$—	—	—	—	—	$ —

(1)	Target amounts granted under the executive bonus plan approved by the Compensation Committee on July 27, 2006. Amounts earned are presented in the Summary Compensation Table.

(2)

Represents a grant of stock options approved by the Compensation Committee on the grant date. The fair value of the award, computed in accordance with SFAS 123(R) was $95,712. Assumptions used in the calculation of this amount are included in footnote 2 to our audited financial statements for the year ended December 31, 2006 included in the our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2007.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2006

The following table outlines the outstanding option awards and stock awards held by the named executive officers (“NEOs”) as of December 31, 2006. The outstanding option awards and stock awards represented in the table were granted to the NEO’s over a period of several years, including 2006.

	OPTION AWARDS					STOCK AWARDS

			Equity					Equity Incentive	Equity Incentive
			Incentive				Market	Plan Awards:	Plan Awards:
			Plan Awards:			Number	Value	Number of	Market or
	Number of	Number of	Number of			of Shares	of Shares	Unearned	Payout Value
	Securities	Securities	Securities			or Units	or Units	Shares, Units or	of Unearned
	Underlying	Underlying	Underlying			of Stock	of Stock	Other Rights	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option	Option	That Have	That Have	That Have	Other Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not Vested	Not Vested	Not Vested	Have Not Vested
	Exercisable	Unexercisable	Options (#)	Price ($)	Date	(#)	($) (1)	(#)	($) (1)

Stephen Mack	—	—	—	$—	—	—	$—	—	$—

Nick Heyes	66,000	—	—	$7.00	12/31/2009	—	$—	—	$—
	18,750	—	—	$8.55	12/01/2013	—	$—	—	$—
	—	—	—	$—	—	29,953 (2)	$112,623	—	$—
	—	—	—	$—	—	11,247 (3)	$42,289	83,368 (4)	$313,464
	—	40,000 (5)	—	$4.85	07/06/2016	—	$—	—	$—

William	1,000	—	—	$3.50	08/09/2009	—	$—	—	$—
Nurthen	1,250	—	—	$7.00	10/01/2009	—	$—	—	$—
	1,500	—	—	$8.90	06/26/2012	—	$—	—	$—
	500	—	—	$7.26	12/30/2012	—	$—	—	$—
	500	—	—	$8.05	12/30/2013	—	$—	—	$—
	—	—	—	$—	—	1,271 (6)	$4,779	—	$—
	—	—	—	$—	—	11,250 (7)	$42,300	—	$—

(1)	The market value of restricted stock grants was calculated using the market price of a share of common stock of $3.76 on December 31, 2006.

(2)	Represents the unvested portion of a restricted stock grant made on March 21, 2005, which vests ratably on March 21, 2007, 2008 and 2009.

(3)

Represents restricted stock granted under the performance-based restricted stock plan, which vests based upon: (1) the achievement of designated performance targets established by the Compensation Committee and (2) the lapse of designated vesting periods during which recipients of grants must remain employed by us on a continuous basis. On January 26, 2006, the Compensation Committee approved the vesting, as to performance, of 16,871 shares of which 11,247 shares will vest ratably on January 1, 2007, July 1, 2008, January 1, 2008 and July 1, 2008.

(4)

Restricted stock granted under the performance-based restricted stock plan, which vests based upon: (1) the achievement of designated performance targets established by the Compensation Committee and (2) the lapse of designated vesting periods during which recipients of grants must remain employed by us on a continuous basis. Represents the number of shares for which the performance target was calculated and available in January 2007. The shares were then cancelled as performance objectives were not met.

(5)

Represents a grant of stock options vesting ratably on July 6, 2007, 2008, 2009, 2010 and 2011. The options grant agreement provides that in the event we are subject to a change of control event, meaning the consummation of a transaction in which another entity acquires more than 50% of our voting power or all or substantially all of our assets, we will immediately vest all stock options that have a vest date that occurs within two years from the change of control event.

(6)	Represents a grant of restricted stock vesting ratably on March 21, 2007, 2008 and 2009.

(7)	Represents a grant of restricted stock vesting ratably on July 22, 2007, 2008 and 2009.

OPTION EXERCISES AND STOCK VESTED IN 2006

The following table summarizes for each NEO, the options exercised and the stock awards vested during 2006. The shares acquired upon vesting for each NEO were for restricted stock granted in prior years which vested pursuant to a prescribed vesting schedule. The value realized reflects the market price of our common stock on the vesting date, reported on a before-tax basis.

	OPTION AWARDS		STOCK AWARDS
	Number of Shares	Value	Number of	Value
	Acquired on	Realized	Shares Acquired	Realized
	Exercise	on Exercise	on Vesting	on Vesting
Stephen Mack (1)	—	$ —	3,659	$17,307
Nick Heyes	—	$ —	15,608	$66,105
William Nurthen	—	$ —	4,173	$19,630
David Sutton (2)	—	$ —	4,524	$418,679

(1)	Represents the vesting of a grant of restricted stock granted to Mr. Mack in 2005 under the director compensation plan. Mr. Mack was appointed chief executive officer and president in March 2006.

(2)	Mr. Sutton resigned in March 2006 and under the terms of a separation agreement received a cash payment of $400,000 for all of his unvested shares of restricted stock and vested stock options.

OTHER POTENTIAL POST-TERMINATION EMPLOYMENT BENEFITS

As of December 31, 2006, with the exception of the equity grant described below, none of the NEOs were eligible for post-termination employment benefits.

On July 6, 2006, Mr. Heyes was granted 40,000 stock options. The options grant agreement provides that in the event we are subject to a change of control event, meaning the consummation of a transaction in which another entity acquires more than 50% of our voting power or all or substantially all of our assets, we will immediately vest all stock options that have a vest date that occurs within two years from the change of control event.

On March 6, 2006, we and David Sutton agreed upon terms of Mr. Sutton’s separation of employment, effective March 6, 2006. Our agreement with Mr. Sutton provides for a termination of Mr. Sutton’s employment as our chief executive officer and, to facilitate the transition of his responsibilities, his engagement as our strategic advisor for a period ending August 31, 2006. Mr. Sutton received consideration under the agreement in an amount equal to six months’ base salary (i.e., $150,000) and a continuation of healthcare benefits; a fee of $50,000 for his services as a strategic advisor; as well as a cash payment of $400,000 for all Mr. Sutton’s unvested shares of restricted stock and vested stock options. All options and unvested shares of restricted stock of Mr. Sutton were terminated on March 6, 2006. We have agreed to release Mr. Sutton from his post-termination covenant not to compete, but he will remain subject to his covenant not to solicit our clients or employees. Additionally, he remains bound by his confidentiality obligations to Inforte, as currently provided under his employment agreement.

DIRECTORS COMPENSATION

Effective for the 12-month period following the 2006 annual stockholders’ meeting, we compensated each non-executive director as follows: a $10,000 annual cash retainer; for the audit committee chair position, an additional annual $5,000 cash payment; for any other board committee chair position, an additional annual $2,500 cash payment; $2,500 for each regular directors’ meeting attended; and a restricted stock grant annually totaling $20,000 in value, vesting at the end of each 12 months served as director. Directors had the option to receive our stock for the cash portion of their compensation. In addition, the chairperson of the board of directors received an annual salary of $225,000 for strategic advisory services and performance of chairperson duties in 2006.

DIRECTOR COMPENSATION TABLE

The following table presents compensation earned by each non-employee member of our board of directors for 2006.

					Change in
					Pension
					Value and
	Fees Earned				Nonqualified
	or Paid in	Stock		Non-Equity	Deferred
	Cash ($)	Awards($)	Option	Incentive Plan	Compensation	All Other
Name	(1)	(2)	Awards($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
Harvey H. Bundy	$ 22,500	$20,000	$—	$—	$—	$—	$ 44,500
Thomas E. Hogan	$ 20,000	$20,000	$—	$—	$—	$—	$ 40,000
Ray C. Kurzweil	$ 20,000	$20,000	$—	$—	$—	$—	$ 40,000
Al Ries (3)	$ 20,000	$20,000	$—	$—	$—	$—	$ 40,000
Daniel J. Taylor	$ 22,500	$20,000	$—	$—	$—	$—	$ 42,500
Stephen Mack (4)	$ 2,500	$—	$—	$—	$—	$—	$ 2,500
Philip S. Bligh	$225,000	$—	$—	$—	$—	$—	$225,000

(1)

Represents the fees paid to non-employee directors for attending our board of directors and Committee meetings and the annual retainer. In addition, the amount includes $40,000 (Mr. Bundy — $15,000; Mr. Hogan — $12,500; Mr. Ries — $10,000; Mr. Taylor — $2,500), which represents the cash value of the annual retainer for those non-employee directors that elected to receive shares of common stock in lieu of a cash payment. Fees paid for attending the 2006 board meetings were as follows: Mr. Bundy — $7,500; Mr. Kurzweil — 10,000; Mr. Hogan — $7,500; Mr. Ries — $10,000; Mr. Taylor — $10,000; and Mr. Mack — $2,500. Mr. Bligh received a salary of $225,000 for strategic advisory services and performance of chairperson duties in 2006.

(2)	Grants of shares of restricted stock vesting on the first anniversary of date of the 2006 Annual Stockholder’ Meeting.

(3)	Mr. Ries resigned from the board of directors in January 2007.

(4)	Mr. Mack was appointed chief executive officer and president in March 2006. In February 2007 he relinquished the position of president but remained the chief executive officer.

CHANGE OF CONTROL AGREEMENTS

The option agreements for non-employee directors provide for full and immediate vesting of all outstanding options upon a change of control.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Responsibility for good corporate governance rests with the board of directors, whose primary roles are oversight, counseling and direction to our management in the best long-term interests of the company and our stockholders. The Audit Committee oversees the accounting and financial reporting processes of the company and audits of our annual financial statements. The Audit Committee is composed of three outside directors who are independent, as defined by NASDAQ Stock Market listing standards. Messrs. Thomas E. Hogan and Daniel J. Taylor are members of the Audit Committee and Mr. Harvey H. Bundy is the Audit Committee chairperson. The board of directors has determined that Messrs. Harvey H. Bundy and Thomas E. Hogan are “audit committee financial experts” as defined under Item 401(h) of Regulation S-K.

Management is responsible for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report to our stockholders and board of directors on the results of this audit. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee’s functions are defined by an audit committee charter adopted by the board of directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis, and has concluded that the charter meets current regulatory requirements.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the Audit Committee and all non-audit services are pre-approved by the Audit Committee. In addition, the Audit Committee generally oversees our internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles, which are the responsibility of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The Audit Committee has met and held discussions with management and the independent registered public accounting firm seven times during the year ended December 31, 2006. These meetings included sessions at which management was not present. The Audit Committee discussed with the auditors the results of its examination of our financial statements, its evaluation of our internal controls, and its assessment of the overall quality of our financial controls. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and Grant Thornton LLP, the independent registered public accounting firm, each of our quarterly financial statements and the audited financial statements for the year ended December 31, 2006. This review included a discussion with management of the quality, not merely the acceptability, of our accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in our financial statements. The Audit Committee also discussed with Grant Thornton LLP matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committee. Grant Thornton LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and the Audit Committee reviewed with Grant Thornton LLP that firm’s independence.

During 2006, the Audit Committee focused also on several topics, including: (i) review of the current status of Section 404 of the Sarbanes-Oxley Act internal control assessment efforts; (ii) approval of all non-audit services performed by Grant Thornton LLP including tax compliance and planning and assurance services related to various employee benefit plans; (iii) review of our investment policy and controls; (iv) review of the performance-based restricted stock plan; (v) status of legal proceedings; (vi) the functioning of our disclosure committee with respect to SEC reporting obligations and chief executive officer/chief financial officer diligence with respect to certification of the financial statements; (vii) review of our stock option granting policies; and (viii) potential impact of our adoption of FASB Interpretation 48 Accounting for Uncertainty in Income Taxes.

Based on the Audit Committee’s discussions with management and Grant Thornton LLP, the Committee’s review of the representations of management, and the report of Grant Thornton LLP to the Committee, the Committee recommended to the board of directors, and the board has approved the inclusion of the audited financial statements in our annual report on Form 10-K for the year ended December 31, 2006. The Audit Committee and the board of directors also have recommended for stockholder ratification the retention of Grant Thornton LLP as independent registered public accounting firm for fiscal year 2007.

Audit Committee

Harvey H. Bundy, Chairperson
Thomas E. Hogan
Dan J. Taylor

CERTAIN TRANSACTIONS

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements require us to indemnify such individuals to the fullest extent possible under Delaware law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer or member of the board of directors or the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership with the SEC. Officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. With the exceptions noted below, based solely on a review of the copies of filings furnished to us and written representations that no other reports were required, we believe that all of our directors, executive officers and 10% stockholders complied during 2006 with the reporting requirements of Section 16(a).

On June 30, 2006 Inforte cancelled 83,368 shares of performance-based restricted stock granted to Mr. Heyes in 2005. The report reflecting the change in beneficial ownership was not filed until July 19, 2006.

PERFORMANCE GRAPH

The following graph compares our stock price performance against the total stock price performance of the NASDAQ Composite Index and the Russell 2000 Index for the periods indicated. We do not believe that there is a representative published industry or line-of-business index or a representative industry peer group of public companies against which to measure our stock price performance. Therefore, under SEC regulations, we have selected the Russell 2000 Index, an index of companies with similar market capitalization, to use as a representative peer group.

	Cumulative Total Return
	12/01	12/02	12/03	12/04	12/05	12/06
INFORTE CORP.	100.00	55.48	59.34	56.41	40.63	38.38
NASDAQ COMPOSITE INDEX	100.00	71.97	107.18	117.07	120.50	137.02
RUSSELL 2000	100.00	79.52	117.09	138.55	144.86	171.47

PROPOSAL NO. 2-RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the current fiscal year, and the stockholders are being asked to ratify this selection. Representatives of Grant Thornton LLP will not be available during the meeting.

The following tabulation shows the audit and non-audit fees incurred and payable to Grant Thornton LLP for the years ended December 31, 2005 and December 31, 2006:

Grant Thornton LLP
Type of Fees	2005	2006
Audit Fees (1)	$112,250	$173,804
Audit-related Fees (2)	25,268	15,850
Tax Fees (3)	174,489	87,320
Total Fees	$312,007	$276,974

(1)

Audit Fees, including those for statutory audits, include the aggregate fees for professional services rendered by the principal accountants for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q.

(2)

Audit-related Fees include the aggregate fees for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of our financial statements and excluded from Audit Fees, including fees for accounting advice and assurance services related to various employee benefit plans.

(3)	Tax Fees include the aggregate fees for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.

The Audit Committee reviews and considers all independent accountant professional services when assessing auditor independence. The Audit Committee approved all audit and non-audit services provided by our independent accountants during 2005 and 2006 on a case-by-case basis in advance of each engagement. The Audit Committee does not have a written policy or procedure for the pre-approval by category of particular audit or non-audit services.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of our common stock present and voting during the meeting is required to ratify the appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP.

PROPOSAL NO. 3-APPROVAL OF THE AMENDED AND RESTATED INFORTE CORP. 1997 INCENTIVE COMPENSATION PLAN TO EXTEND ITS TERM UNTIL DECEMBER 31, 2017

On December 31, 1997, the stockholders approved the 1997 Incentive Compensation Plan (the “1997 Plan”), which permits the grant of stock options and other stock awards to our employees and directors. On December 1, 1999, the stockholders approved the Amended and Restated Inforte Corp. 1997 Incentive Compensation Plan. We have reserved an aggregate of 4,000,000 shares of common stock for issuance through the amended 1997 Plan, plus annual increases beginning in 2001 equal to the lesser of: (1) 1,000,000 shares, (2) 5% of the total shares of common stock outstanding or (3) a number determined by the board of directors. The “evergreen provisions” of our 1997 Plan allowed for an automatic increase in the number of shares available for grant by a formulaic amount at the beginning of each year. In 2003 the board of directors abolished the “evergreen provisions” on the grounds that these provisions had been an administrative convenience in hyper-growth times, but were no longer necessary, nor desirable from a governance and dilution perspective. The 1997 Plan authorizes the grant of both incentive and nonqualified stock options, and further authorizes the grant of stock appreciation rights independently of or with respect to options granted or outstanding. The 1997 Plan, by its current terms, will terminate on December 31, 2007. As of December 31, 2006 there were 2,871,811 shares available for grant under the 1997 Plan.

The objectives of the plan are:

  to further our long-term growth by offering competitive incentive compensation related to long-term performance goals to those of our employees who will be responsible for planning and directing such growth, to reinforce the common interest between our stockholders and employees who participate in the 1997 Plan, and to aid us in attracting and retaining employees.

The plan will, if the plan extension is approved by our stockholders, be effective until December 31, 2017.

The amendment is being submitted to our stockholders for approval in order to comply with the requirements of the Internal Revenue Code of 1986, as amended, and with the requirements of the NASDAQ Stock Market.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of our common stock present and voting during the meeting is required to approve the extension of the term of the 1997 Plan until December 31, 2017.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE 1997 PLAN TO EXTEND ITS TERM UNTIL DECEMBER 31, 2017.

OTHER MATTERS

The board of directors does not presently intend to bring any other business before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

By order of the board of directors

William Nurthen
Secretary

EXHIBIT I

AUDIT COMMITTEE CHARTER
of
INFORTE CORP.

Adopted January 30, 2003

Organization

There shall be a committee of the Board of Directors (the “Board”) of Inforte Corp., a Delaware corporation (the “Company”), known as the Audit Committee (the “Committee”). This Charter governs the operations of the Committee. The Charter will be reviewed and reassessed by the Committee and will be approved by the Board, at least annually. The Committee shall be appointed by the Board and shall be solely comprised of at least three directors, each of whom shall satisfy the requirements of independence for audit committee members, as set forth in the applicable rules and regulations of the National Association of Securities Dealers, Inc. (“NASDAQ”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”). All Committee members will be financially literate and at least one member will have accounting or related financial expertise and, if so required by applicable NASDAQ rules and regulations, be an audit committee financial expert, all in compliance with NASDAQ audit committee composition requirements. The members of the Committee shall be elected by the Board at an annual organizational meeting of the Board or serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Statement of Policy

The Committee will provide assistance to the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain, and to determine funding for, outside counsel and other advisors for this purpose.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

Absent unusual circumstances, the Committee shall meet at least four times annually. Special meetings shall be held as circumstances require as determined by the Chair of the Audit Committee or by any two other members of the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. With respect to Committee meetings, a majority of the Committee members holding office shall constitute a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. A conference among Committee members by any means of communications through which the members may simultaneously hear each other during the conference shall constitute a committee meeting if the number of members participating in the conference would be sufficient to constitute a quorum at a meeting.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  The Committee shall have sole authority to, and shall, appoint, determine funding for, oversee, and, when appropriate, replace the Company’s independent auditors.

  The Committee shall meet and discuss with the internal auditors and the independent auditors their overall scope and plans for their audits of the Company, including the adequacy of staffing and compensation.

  The Committee shall meet and discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

  The Committee shall meet with the internal auditors and the independent auditors, with and without management present, to discuss the results of their audit examinations of the Company. The Committee shall review the Company’s interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purpose of this review.

  The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principals, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

  The Committee shall publish the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

  The Committee shall approve, in advance, the engagement of the independent auditors for any permissible non-audit services and the fees therefore (taking into consideration whether the provision of such services is compatible with maintaining the independence of the independent auditors).

  The Committee shall obtain from the independent auditors on at least an annual basis a formal written statement delineating all relationships between the independent auditors and the Company. The Committee >shall discuss with the independent auditors relationships and services that in the view of the Committee may affect auditor objectivity or independence. If the Committee is not satisfied with the auditors’ assurances of independence, the Committee shall take appropriate action to ensure the independence of the independent auditors.

  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or audit matters.

  The Committee shall review and approve all “related party transactions” as that term shall be used in the applicable NASDAQ rules and regulations.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles, which are the responsibility of management and the independent auditors.

EXHIBIT II
INFORTE CORP.

CHARTER OF THE COMPENSATION COMMITTEE

(Adopted October 29, 2003)

Statement of Purpose

The Compensation Committee (the “Committee”) shall discharge the responsibilities of the Board of Directors of Inforte Corp. (the “Company”) with respect to the Company’s compensation programs and compensation of the Company’s executives and directors. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission. Committee Membership and Qualifications

The Committee shall consist of not less than three members of the Board of Directors, each of whom shall meet the independence requirements of The NASDAQ Stock Market, Inc. Additionally, no director may serve on the Committee unless he or she (i) is a “Non-Employee Director” under the qualifications set forth in Rule 16b-3 of the Securities Exchange Act of 1934 and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m)(4)(C) of the Internal Revenue Code.

Appointment and Removal of Committee Members

The members of the Committee shall be appointed by the Board of Directors annually or as necessary to fill vacancies on the recommendation of the Company’s Nominating Committee. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

The Chairperson of the Committee shall be appointed by the Board of Directors in consultation with the Chairperson of the Board of Directors. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Chairperson of the Board of Directors, set the agendas for Committee meetings.

Meetings

The Committee shall meet at least once annually, or more frequently as circumstances dictate. Any member of the Committee may call meetings of the Committee.

At the discretion of the Chairperson or upon the majority vote of the Committee, the Committee shall meet in executive session, without Company management present. The Committee may invite to its meetings any officer, employee or director of the Company and such other persons as it deems appropriate in order to carry out its responsibilities.

Responsibilities and Duties

In furtherance of its purpose, the Committee shall have the following responsibilities and duties:

Setting Compensation for Executive Officers and Directors

1.	The Committee shall review the overall compensation philosophy of the Company.

2.	The Committee shall review and approve corporate goals and objectives relevant to Chief Executive Officer and other executive officer compensation.

3.	The Committee shall evaluate the performance of the Chief Executive Officer and other executive officers in light of those criteria and, based on such evaluation, review and approve the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer and the other executive officers.

4.	In determining the long-term component of compensation of the Chief Executive Officer and the other executive officers, the Committee will consider various evaluation criteria, including the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers and other executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer and other executive officers in past years.

5.	In connection with executive compensation programs, the Committee shall:

	a.	Review and recommend to the Board of Directors, or approve, new executive compensation programs;

	b.	Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s); and

	c.	Establish and periodically review policies for the administration of executive compensation programs.

6.	The Committee shall periodically review the perquisites offered to senior management personnel.

7.	The Committee shall review and recommend to the Board of Directors compensation of directors as well as review and make recommendations in connection with directors’ and officers’ indemnification and insurance matters.

8.	The Committee shall review and recommend to the Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, and severance or termination agreements.

Monitoring Incentive and Equity-Based Compensation Plans

9.	The Committee shall review and make recommendations to the Board of Directors with respect to the Company’s incentive-compensation plans and equity-based plans. The Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

10.	The Committee shall make recommendations to the Board of Directors with respect to the establishment of new incentive compensation plans and equity-based plans.

11.	The Committee shall review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders.

12.	The Committee shall review and make recommendations to the Board of Directors, or approve, all awards pursuant to the Company’s equity-based plans.

13.	The Committee shall monitor compliance by executive officers with the rules and guidelines of the Company’s equity-based plans.

14.	The Committee shall review employee pension, profit sharing and benefit plans applicable to senior management personnel.

Reporting and Review Procedures

15.	The Committee shall prepare annually a report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission.

16.	The Committee shall report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

17.	The Committee shall maintain minutes or other records of meetings and activities of the Committee.

Studies and Investigations

The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its responsibilities that the Committee deems appropriate, and shall have the sole authority to retain independent counsel, compensation consultants, accountants, or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention.

EXHIBIT III
INFORTE CORP.

CHARTER OF THE NOMINATING COMMITTEE

(Adopted October 29, 2003)

Statement of Purpose

The Nominating Committee (the “Committee”) shall provide assistance to the Board of Directors of Inforte Corp. (the “Company”) in fulfilling its responsibilities by:

  Identifying individuals qualified to become directors and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the stockholders of the Company;

  Identifying directors qualified to serve on the committees established by the Board of Directors and recommending to the Board of Directors members for each committee to be filled by the Board of Directors;

Committee Membership and Qualifications

The Committee shall be comprised of at least three members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with the rules of The NASDAQ Stock Exchange, Inc. (“Nasdaq”). Appointment and Removal of Committee Members

The members of the Committee shall be appointed by the Board of Directors annually or as necessary to fill vacancies. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

The Chairperson of the Committee shall be appointed by the Board of Directors in consultation with the Chairperson of the Board of Directors. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Chairperson of the Board of Directors, set the agendas for Committee meetings.

Meetings

The Committee shall meet as circumstances dictate, but at least once annually.

The Committee may invite to its meetings any officer, employee or director of the Company and such other persons as it deems appropriate in order to carry out its responsibilities.

Responsibilities and Duties

In furtherance of its purpose, the Committee shall have the following responsibilities and duties:

Recommendations Relating to the Selection of Director Candidates to Serve on the Board of Directors

1.	The Committee shall establish criteria for selection of potential directors, taking into account all factors it considers appropriate, which may include, but not be limited to, strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge.

2.	The Committee shall identify individuals believed to be qualified as candidates to serve on the Board of Directors and recommend to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account the criteria for selection established by the Committee and the extent to which the candidate would fill a present need on the Board of Directors. In fulfilling its responsibilities as outlined above, the Committee shall consult from time to time, as appropriate, with the Chairperson of the Board of Directors.

3.	The Committee shall review the qualifications and independence of existing Board members on an annual basis and make recommendations to the full Board of Directors whether those directors whose terms are expiring should stand for re-election. The Committee shall recommend to the Board of Directors the removal of a director where appropriate.

4.	The Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that capacity, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

5.	The Committee shall recommend to the Board standards for determining director independence consistent with the requirements of the Securities and Exchange Commission, Nasdaq and other applicable guidelines on best practices. The Committee shall also periodically review the director independence standards established by the Board of Directors and recommend such changes in those standards as the Committee determines to be appropriate.

6.	The Committee shall review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairperson of the Board of Directors.

Committee Selection and Composition

7.	The Committee shall recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and, where appropriate, make recommendations regarding the removal of any member of any committee. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairperson of the Board of Directors.

8.	The Committee may recommend members of the Board of Directors to serve as the chairperson of the committees of the Board of Directors. In fulfilling this responsibility, the Committee shall, as appropriate, consult with the Chairperson of the Board of Directors.

Review and Reporting

9.	The Committee shall report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

10.	The Committee shall maintain minutes or other records of meetings and activities of the Committee.

INFORTE CORP.
500 N. DEARBORN STREET , SUITE 1200
CHICAGO, IL 60610

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cutoff date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Inforte Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
INFRT1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INFORTE CORP.
	Vote On Directors	For All	Withhold All	For All Except	To withhold authority to vote, mark
	1. To elect two class I directors				“For All Except” and write the
	to the board of directors for a term				nominee’s number on the line below.
of three years expiring upon the
2010 annual meeting of stockholders
or until a successor is elected.
Nominees:	01) Thomas E. Hogan	❒	❒	❒
	02) Ray C. Kurzweil	❒	❒	❒

	Vote on Proposal	For	Against	Abstain
2. To ratify the appointment of
Grant Thornton LLP as independent
public accountants for the fiscal year
	ending December 31, 2007.	❒	❒	❒

2. To ratify the amendment of the
Amended and Restated Inforte Corp.
1997 Incentive Compensation Plan
	to extend its term until December 31, 2017.	❒	❒	❒

3. To transact such other business as
may properly come before the meeting
or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

INFORTE CORP.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 26, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Inforte Corp., a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 23, 2007, and hereby appoint(s) Stephen Mack and William Nurthen and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Inforte Corp., to be held April 26, 2007 at 9:00 a.m. Central Daylight Time, via the Internet at www.inforte.com, for the purposes stated on the reverse side of this card, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote.

This meeting will be held on an electronic basis only at www.inforte.com. To vote during the meeting fax your proxy to 312-540-0067.

The list of stockholders of record, entitled to vote at the meeting, will be made available during the meeting via the Internet from the main investor relations web page of Inforte Corp.’s website at www.inforte.com. When prompted for user name and password, enter SHAREHOLDER for the user name and 38KLWF75HN for the password.

TO VOTE BY MAIL PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side)

END OF FILING